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                                                                   EXHIBIT 10.12



                        1996 INCENTIVE STOCK OPTION PLAN
                        OF CONTINENTAL NATURAL GAS, INC.


                                  PLAN SUMMARY


         This Incentive Stock Option Plan provides that an aggregate of 2,500 shares of the common stock of a par value of $1.00 per share of Continental Natural Gas, Inc. (the "Company") may be optioned to any employee of the Company. The Plan provides authority for the Board of Directors of the Company to select the employees of the Company to whom incentive stock options will be granted. No person may be granted an incentive stock option unless he agrees to remain an employee of the Company for at least two (2) years.

         Following the statutory requirements of Sec. 422 of the Internal Revenue Code of 1986 (the "Code"), as amended, the Plan provides that the Board may establish the purchase price of the stock at the time the option is granted. However, the purchase price may not be less than 100% of the fair market value of the common stock of the Company at the time the option is granted. The aggregate fair market value of common stock of the Company for which any employee may be granted options which are exercisable for the first time in any one calendar year shall not exceed $100,000, as determined at the time of grant; provided, however, to the extent any options granted to any employee exceed such limitation such options shall be deemed nonstatutory stock options which are subject to Sec. 83 of the Code.

         This Plan terminates ten (10) years after its effective date. All options to be granted are nontransferable. The Company is to receive no cash consideration for granting options under this Plan. However, when an option is exercised, the holder is required to pay the option price either: (i) in cash or by certified or cashier's check, (ii) by exchanging outstanding shares of the Company's common stock or (iii) a combination of the foregoing.
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                        1996 INCENTIVE STOCK OPTION PLAN
                        OF CONTINENTAL NATURAL GAS, INC.


         1. Purpose of Plan. This 1996 Incentive Stock Option Plan (the "Plan") of Continental Natural Gas, Inc. (the "Company") is intended to advance the interests of the Company by providing employees of the Company with additional incentive for them to promote the success of the Company's business, to increase their proprietary interest in the success of the Company and to encourage them to remain employed with the Company. These goals will be accomplished through the granting of options for the purchase of common stock ("Stock") having a par value of $1.00 per share of the Company. It is intended that the options granted pursuant to this Plan will qualify as incentive stock options pursuant to Sec. 422 of the Internal Revenue Code of 1986, as amended, and the terms of this Plan shall be interpreted in accordance with this intention.

         2. Administration of the Plan. The Board of Directors (the "Board") of the Company shall, subject to the provisions of this Plan, have exclusive authority to:

                 (a) determine the employees of the Company to whom options shall be granted;

                 (b) determine the time or times at which options shall be granted;

                 (c) determine the option price of the shares of Stock subject to each option, which price shall not be less than the fair market value of such shares of Stock at the time such option is granted;

                 (d) determine the form of consideration to be received upon the exercise of any options granted hereunder, which consideration may be: (i) cash, (ii) issued and outstanding shares of the Company or (iii) a combination of the foregoing;

                 (e) determine the time or times when each option shall be exercisable and duration of the exercise period; and

                 (f) interpret the Plan and prescribe, amend and/or rescind rules and regulations relating to it.

         3.      Eligibility and Limitations on Options Granted Under the Plan.

                 (a) Options will be granted only to persons who are employees of the Company who agree, in writing, to remain in the employ of, and render service to, the Company for a period of at least two (2) years from the date of the grant of the option to such employee.





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                 (b)      No option shall be granted to an employee, who at the
         time of such grant, owns Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation of the Company, unless at the time of such grant, the option price is fixed at an amount not less than one hundred ten percent (110%) of the fair market value of the shares of Stock subject to such option and exercise of such option, by its terms, is prohibited after the expiration of five
         (5) years from the date such option is granted.

                 (c) In order to comply with and receive tax treatment afforded by Sec. 422 of the Code, the Company intends that the aggregate fair market value (determined at the time the option is granted) with respect to which options granted hereunder are exercisable for the first time by any employee during any calendar year (under all incentive stock option plans of the Company and any parent or subsidiary corporation of the Company) shall not exceed $100,000. Notwithstanding the immediately preceding sentence, in the event any options granted under this Plan exceed the limitations set forth in Sec. 422 of the Code (as now in effect or hereafter amended), such options shall be deemed nonstatutory stock options which are subject to Sec. 83 of the Code.

         4. Shares of Stock Subject to Plan. There will be reserved for use upon the exercise of options to be granted from time to time under this Plan an aggregate of 2,500 shares of Stock of the Company, which shares of Stock may be, in whole or in part as determined by the Board from time to time, authorized but unissued shares of Stock or issued shares of Stock which have been reacquired by the Company. Any shares of Stock subject to an option under this Plan, which option for any reason expires or is terminated unexercised as to such shares of Stock, may again be subject to an option under this Plan.

         5. Option Price. The purchase price under each option issued shall be determined by the Board at the time the option is granted, but in no event shall such purchase price be less than the fair market value of the shares of Stock subject to the option at the time the option is granted, as determined by the Board.

         6. Manner of Payment. Upon exercise of any option granted under this Plan, the optionee shall pay to the Company, in full, the option price for such shares with cash and/or with previously issued common stock of the Company, as determined by the Board.

         7. Dilution or other Agreement. In the event that additional shares of Stock are issued pursuant to a stock split, stock dividend or otherwise, the number of shares of Stock then covered by each outstanding option granted hereunder shall increase proportionately with no increase in the total purchase price of the





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shares of Stock then so covered and the number of shares of Stock reserved for the purpose of this Plan shall be increased by the same proportion. Likewise, in the event that the shares of Stock of the Company from time to time issued and outstanding are reduced by a combination of shares, the number of shares of Stock then covered by each outstanding option granted hereunder shall be reduced proportionately with no reduction in the total price of the shares of Stock then so covered, and the number of shares of Stock reserved for the purpose of this Plan shall be reduced by the same proportion. All such adjustments shall be made by the Board, whose determination shall be final and binding upon all persons, including the optionees. No fractional shares shall be issued and any fractional shares resulting from the computations hereunder shall be eliminated from the respective option. No adjustment shall be made for cash dividends or the issuance to stockholders of rights to subscribe for additional shares of Stock or other securities.

         8.      Period of Option and Certain Limitations on Right to Exercise.

                 (a) All options granted under this Plan shall be for such period as the Board shall determine, but not for more than ten (10) years from the date of the grant of any such option.

                 (b) The period of the option, once it is granted, may be reduced only as provided in paragraph 10 in connection with the termination of employment or death of the optionee.

                 (c) Each option granted under this Plan shall become exercisable at such times as the Board shall determine.

                 (d) In order to facilitate the accumulation of funds to enable employees to exercise their option, employees will have the right, if they so elect, to direct the Company to withhold from their compensation regular amounts to be applied toward the exercise of the options. Funds credited to the Stock option accounts will be under the control of the Company until applied to the payment of the option price at the direction of the employee or returned to the employee in the event the amount is not used for the purchase of shares of Stock under option. All funds received or held by the Company pursuant to this Plan may be used for any corporate purpose and no interest shall be payable to a participant on account of any amounts so held. Such amounts may be withdrawn by the employee at any time, in whole or in part, for any reason.

                 (e) In no event may an option be exercised after the expiration of its term.

         9. Assignability. Subject to the terms of paragraph 10 below, each option granted under this Plan shall be exercisable,





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during his lifetime, only by the employee to whom the option is granted.  No option granted pursuant to this Plan shall be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and no such option shall be subject to execution, attachment or similar process. Upon any attempt to so transfer, assign, pledge, hypothecate or otherwise dispose of the option, or of any right or privilege conferred thereby, contrary to the provisions hereof, or upon the levy of any privilege, the option and such rights and privileges shall immediately become null and void.

         10.     Effect of Termination of Employment or Death.

                 (a) Upon the termination of an employee's employment by reason of permanent disability (as determined by the Board of Directors), such employee may, within twelve (12) months from the date of such termination of employment, exercise any options to the extent such options were exercisable at the date of such termination.

                 (b) Upon the termination of the employee's employment for any reason other than permanent disability, such employee may, within three (3) months from the date of such termination of employment, exercise any options to the extent such options were exercisable at the date of such termination. All options shall terminate 3 months following termination of employment.

                 (c) Upon the death of any employee any option granted hereunder exercisable on the date of death may be exercised by such employee's estate or by a person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the employee, provided that such exercise occurs in accordance with the terms of the grant of such option.

         11. Listing and Registration of Shares. Each option shall be subject to the requirement that if at any time the Board shall determine, in its sole discretion, that the listing, registration or qualification of the shares of Stock covered by the option upon any securities exchange or under state or federal law or the consent or approval of any governmental agency, is necessary or desirable as a condition of, or in connection with, the granting or exercise of such option or the issue or purchase of shares of Stock thereunder, such option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

         12. Expiration and Termination of Plan. Options may be granted under this Plan at any time or from time to time as long as the total number of shares of Stock optioned or purchased under this Plan does not exceed 2,500 shares of Stock of the Company.





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This Plan may be abandoned or terminated at any time by the Board, except with respect to any options then outstanding pursuant to this Plan. No options shall be granted pursuant to this Plan after the date which is ten (10) years from the effective date of this Plan.

         13. Amendment of Plan. The Board may at any time and from time to time modify and amend this plan in any respect; provided, however, that no such amendment shall:

                 (a) increase (except in accordance with paragraph 7 hereof) the maximum number of shares of Stock for which options may be granted under this Plan either in the aggregate or to any individual employee;

                 (b) reduce (except in accordance with paragraph 7 hereof) the minimum option prices which may be established under this Plan;

                 (c) extend the period or periods during which options may be granted or exercised;

                 (d) change the provisions relating to the determination of employees to whom options shall be granted and the number of shares to be covered by such options; or

                 (e) change the provisions relating to adjustments to be made upon changes in capitalization.

The termination, modification or amendment of this Plan shall not, without the consent of any optionee, affect such optionee's rights under any option previously granted to him pursuant to this Plan.

         14. Effective Date of Plan. This Plan shall become effective at such time that it has been adopted by the Board and approved by the vote of the holders of a majority of the outstanding shares of Stock of the Company, whichever is earlier. This Plan shall not become effective unless such shareholder approval shall be obtained within twelve (12) months after the adoption of this Plan by the Board.





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